Exhibit 99.1

KILROY REALTY CORPORATION

Q4 2019 Supplemental Financial Report

333 Dexter
(South Lake Union, Seattle)

2100 Kettner
(Little Italy, San Diego)

Kilroy Oyster Point – Phase I
(South San Francisco)

NETFLIX

On Vine Mixed-Use Project
(Los Angeles)

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2018, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At December 31, 2019, the Company’s stabilized portfolio totaled approximately 13.5 million square feet of office space located in the coastal regions of Los Angeles, San Diego, the San Francisco Bay Area and Greater Seattle that was 94.6% occupied and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Jeffrey C. Hawken	Executive VP and COO
Jolie Hunt		Robert Paratte	Executive VP, Leasing and Business Development
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
Gary R. Stevenson		Heidi R. Roth	Executive VP and Chief Administrative Officer
Peter B. Stoneberg		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
BTIG		RBC Capital Markets
Thomas Catherwood	(212) 738-6140	Mike Carroll	(440) 715-2649
Citigroup Investment Research		Robert W. Baird & Co.
Michael Bilerman	(212) 816-1383	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Scotiabank
Derek Johnston	(210) 250-5683	Nicholas Yulico	(212) 225-6904
Evercore ISI		Stifel, Nicolaus & Company
Steve Sakwa	(212) 446-9462	John W. Guinee III	(443) 224-1307
Goldman Sachs & Co. LLC		Wells Fargo
Richard Skidmore	(801) 741-5459	Blaine Heck	(443) 263-6529
Green Street Advisors
Daniel Ismail	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.67	• Stabilized portfolio was 94.6% occupied and 97.0% leased at quarter-end

• FFO per share of $1.00	• 636,257 square feet of leases commenced in the stabilized portfolio

• Revenues of $220.2 million	• 244,217 square feet of leases executed in the stabilized portfolio

• Same Store GAAP NOI increased 4.8% compared to the prior year	- GAAP rents increased approximately 35.9% from prior levels

• Same Store Cash NOI increased 4.5% compared to the prior year	- Cash rents increased approximately 17.4% from prior levels

Capital Markets Highlights	Strategic Highlights

• Executed 12-month forward equity sale agreements under the ATM program for	• In October, acquired an office campus totaling approximately 152,000 square feet
1,945,906 shares at a weighted average sale price of $82.64. As of the date of this	that is 100% leased to creative tenants in the Culver City submarket of Los Angeles
report, the Company had not drawn down any portion of the shares sold under these	for $186.0 million. The Company plans to significantly increase the square footage
forward equity sale agreements	of the campus through redevelopment over time

• As of the date of this report, $315.0 million was outstanding on our unsecured	• In October, executed a 12-year lease with Stripe, Inc. for approximately 421,000
revolving credit facility, and we had approximately $60.0 million of restricted and	square feet of space at Kilroy Oyster Point - Phase I, which is now 100% leased unrestricted cash on hand
• In October, completed the sale of a 272,000 square foot operating property, the
Company’s last remaining Orange County property, for gross proceeds of $115.5 and a gain on sale of operating properties of $29.6 million

• During the quarter, completed construction and commenced GAAP revenue recognition on the second phase of The Exchange on 16th, which represents approximately 30% of the 750,000 square foot development project located in San
Francisco’s Mission Bay district. As a result of the completion of the first two phases of the project in 2019, the Company was recognizing GAAP revenue on 82%
of the project at year-end. The office component of the project, approximately
738,000 square feet, is 100% leased to Dropbox

• In December, executed a long-term lease with a major technology company for
100% of 9455 Towne Centre Drive, a 160,000 square foot development project in the
University Towne Center submarket of San Diego

• In December, completed the acquisition of a 1.4-acre land site in the central business district of Seattle for a cash purchase price of $133.0 million. The Company plans to seek entitlements to develop a mixed-use project over time

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 35-36 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2019 (1)	9/30/2019 (1)	6/30/2019 (1) (2)	3/31/2019 (1)	12/31/2018 (2)
INCOME ITEMS:
Revenues	$220,235	$215,525	$200,492	$201,202	$190,842
Lease Termination Fees, net	—	—	1,824	1,888	1,293
Net Operating Income (3)	154,679	152,170	141,916	142,442	137,636
Capitalized Interest and Debt Costs	20,339	20,585	20,880	19,437	19,519
Net Income Available to Common Stockholders	72,500	43,846	42,194	36,903	160,220
EBITDA, as adjusted (3) (4)	131,734	129,163	120,025	119,172	113,883
Funds From Operations (4) (5) (6) (7)	109,518	109,243	99,905	99,812	81,330
Net Income Available to Common Stockholders per common share – diluted (6)	$0.67	$0.41	$0.41	$0.36	$1.58
Funds From Operations per common share – diluted (4) (6) (7)	$1.00	$1.01	$0.95	$0.95	$0.78
LIQUIDITY ITEMS:
Funds Available for Distribution (5) (6) (8)	$65,443	$65,078	$52,369	$65,934	$51,792
Dividends per common share (6)	$0.485	$0.485	$0.485	$0.455	$0.455
RATIOS:
Net Operating Income Margins	70.2%	70.6%	70.8%	70.8%	72.1%
Fixed Charge Coverage Ratio	4.0x	4.2x	3.9x	4.0x	3.7x
FFO Payout Ratio (4) (7)	47.8%	48.0%	50.0%	46.9%	57.5%
FAD Payout Ratio (8)	80.1%	80.5%	95.4%	71.1%	90.3%
ASSETS:
Real Estate Held for Investment before Depreciation	$9,628,773	$8,977,843	$8,824,558	$8,616,167	$8,426,632
Total Assets	8,900,094	8,623,815	8,094,721	7,883,987	7,765,707
CAPITALIZATION: (9)
Total Debt	$3,579,502	$3,334,967	$3,210,427	$3,020,882	$2,955,811
Total Common Equity and Noncontrolling Interests in the Operating Partnership	9,064,520	8,414,862	7,602,085	7,823,144	6,462,321
Total Market Capitalization	12,644,022	11,749,829	10,812,512	10,844,026	9,418,132
Total Debt / Total Market Capitalization	28.3%	28.4%	29.7%	27.9%	31.4%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 35-36 “Definitions Included in Supplemental.”

(1)	The Company adopted ASC 842 “Leases” effective January 1, 2019. Please refer to page 10 for a description of the impact of the adoption on our consolidated statements of operations.

(2)
Net Income Available to Common Stockholders includes $29.6 million and $7.2 million of gains on sale of depreciable operating properties for the three months ended December 31, 2019 and June 30, 2019, respectively, and $142.9 million of gains on sales of depreciable operating properties, an $11.8 million gain on sale of land and a $12.6 million loss on early extinguishment of debt for the three months ended December 31, 2018.

(3)
Please refer to page 10 for the calculation of Net Operating Income and pages 37-38 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(4)
EBITDA, as adjusted, and Funds From Operations include a $11.8 million gain on sale of land for the three months ended December 31, 2018. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

(5)
Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(6)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(7)	Funds From Operations for the three months ended December 31, 2018 includes a $12.6 million loss on early extinguishment of debt.

(8)	Funds Available for Distribution for the three months ended December 31, 2018 includes a $11.8 million cash loss on early extinguishment of debt.

(9)	Please refer to page 29 for additional information regarding our capital structure.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an initial guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2020 of $4.01 to $4.21 per share with a midpoint of $4.11 per share.

	Full Year 2020 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$2.01	$2.21

Weighted average common shares outstanding - diluted (1)	109,000	109,000

Net income available to common stockholders	$219,000	$241,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	4,300	4,700
Net income attributable to noncontrolling interests in consolidated property partnerships	20,500	23,500
Depreciation and amortization of real estate assets	233,500	233,500
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(32,000)	(35,000)
Funds From Operations (2)	$445,300	$467,700

Weighted average common shares and units outstanding - diluted (3)	111,000	111,000

FFO per common share/unit - diluted (3)	$4.01	$4.21

Key 2020 assumptions include:

•	Dispositions of approximately $150.0 million to $300.0 million

•	Same store cash net operating income growth of 6.5% to 7.5% (2)

•	Year-end occupancy of 93.0% to 94.0%

•	Total development spending of approximately $500.0 million to $600.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See pages 33-34 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2020, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018

High Price	$84.50	$80.06	$78.36	$76.50	$72.34
Low Price	$76.35	$74.25	$72.87	$61.44	$59.46
Closing Price	$83.90	$77.89	$73.81	$75.96	$62.88

Dividends per share – annualized	$1.94	$1.94	$1.94	$1.82	$1.82

Closing common shares (in 000’s) (1)	106,016	106,012	100,972	100,967	100,747
Closing common partnership units (in 000’s) (1)	2,023	2,023	2,023	2,023	2,025
	108,039	108,035	102,995	102,990	102,772

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
ASSETS:
Land and improvements	$1,466,166	$1,315,448	$1,284,582	$1,184,496	$1,160,138
Buildings and improvements	5,866,477	5,770,226	5,712,448	5,300,313	5,207,984
Undeveloped land and construction in progress	2,296,130	1,892,169	1,827,528	2,131,358	2,058,510
Total real estate assets held for investment	9,628,773	8,977,843	8,824,558	8,616,167	8,426,632
Accumulated depreciation and amortization	(1,561,361)	(1,505,785)	(1,480,766)	(1,441,506)	(1,391,368)
Total real estate assets held for investment, net	8,067,412	7,472,058	7,343,792	7,174,661	7,035,264
Real estate assets and other assets held for sale, net	—	77,751	—	—	—
Cash and cash equivalents	60,044	297,620	52,415	49,693	51,604
Restricted cash	16,300	6,300	6,300	6,300	119,430
Marketable securities	27,098	26,188	25,203	24,098	21,779
Current receivables, net	26,489	34,116	27,563	28,016	20,176
Deferred rent receivables, net	337,937	314,812	297,358	280,756	267,007
Deferred leasing costs and acquisition-related intangible assets, net	212,805	202,063	203,451	187,309	197,574
Right of use ground lease assets	96,348	83,200	82,647	82,794	—
Prepaid expenses and other assets, net	55,661	109,707	55,992	50,360	52,873
TOTAL ASSETS	$8,900,094	$8,623,815	$8,094,721	$7,883,987	$7,765,707
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$258,593	$259,027	$259,455	$259,878	$335,531
Unsecured debt, net	3,049,185	3,048,209	2,553,651	2,552,883	2,552,070
Unsecured line of credit	245,000	—	375,000	185,000	45,000
Accounts payable, accrued expenses and other liabilities	418,848	439,081	385,567	373,691	374,415
Ground lease liabilities	98,400	87,617	87,082	87,247	—
Accrued dividends and distributions	53,219	53,205	50,800	47,676	47,559
Deferred revenue and acquisition-related intangible liabilities, net	139,488	134,828	136,266	138,973	149,646
Rents received in advance and tenant security deposits	66,503	57,428	59,997	55,457	60,225
Liabilities and deferred revenue of real estate assets held for sale	—	4,911	—	—	—
Total liabilities	4,329,236	4,084,306	3,907,818	3,700,805	3,564,446
Equity:
Stockholders’ Equity
Common stock	1,060	1,060	1,010	1,010	1,007
Additional paid-in capital	4,350,917	4,342,296	3,984,867	3,976,204	3,976,953
Distributions in excess of earnings	(58,467)	(78,707)	(70,345)	(62,690)	(48,053)
Total stockholders’ equity	4,293,510	4,264,649	3,915,532	3,914,524	3,929,907
Noncontrolling Interests
Common units of the Operating Partnership	81,917	81,393	78,463	78,413	78,991
Noncontrolling interests in consolidated property partnerships	195,431	193,467	192,908	190,245	192,363
Total noncontrolling interests	277,348	274,860	271,371	268,658	271,354
Total equity	4,570,858	4,539,509	4,186,903	4,183,182	4,201,261
TOTAL LIABILITIES AND EQUITY	$8,900,094	$8,623,815	$8,094,721	$7,883,987	$7,765,707

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUES
Rental income (1)	$217,140	$166,957	$826,472	$656,631
Tenant reimbursements (1)	—	20,511	—	80,982
Other property income (1)	3,095	3,374	10,982	9,685
Total revenues	220,235	190,842	837,454	747,298
EXPENSES
Property expenses (1)	42,044	34,386	160,037	133,787
Real estate taxes (1)	21,534	18,399	78,097	70,820
Provision for bad debts (1)	—	(1,029)	—	5,685
Ground leases (1)	1,978	1,450	8,113	6,176
General and administrative expenses	22,365	33,872	88,139	90,471
Leasing costs (1)	2,016	—	7,615	—
Depreciation and amortization	69,513	64,860	273,130	254,281
Total expenses	159,450	151,938	615,131	561,220
OTHER INCOME (EXPENSES)
Interest income and other net investment gain (loss)	1,436	(1,706)	4,641	(559)
Interest expense	(13,932)	(12,436)	(48,537)	(49,721)
Loss on early extinguishment of debt	—	(12,623)	—	(12,623)
Gain on sales of land	—	11,825	—	11,825
Gains on sales of depreciable operating properties	29,633	142,926	36,802	142,926
Total other income (expenses)	17,137	127,986	(7,094)	91,848
NET INCOME	77,922	166,890	215,229	277,926
Net income attributable to noncontrolling common units of the Operating Partnership	(1,343)	(3,185)	(3,766)	(5,193)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,079)	(3,485)	(16,020)	(14,318)
Total income attributable to noncontrolling interests	(5,422)	(6,670)	(19,786)	(19,511)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$72,500	$160,220	$195,443	$258,415
Weighted average common shares outstanding – basic	106,013	100,747	103,201	99,972
Weighted average common shares outstanding – diluted	106,748	101,380	103,849	100,482
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.68	$1.59	$1.87	$2.56
Net income available to common stockholders per share – diluted	$0.67	$1.58	$1.86	$2.55

________________________

(1)
Effective January 1, 2019, the Company adopted ASC 842 “Leases.” Please refer to page 10 for a description of the changes made to our 2019 consolidated statement of operations upon adoption of ASC 842 “Leases.” In accordance with the adoption of the new standard under the modified retrospective method, previously reported periods are not restated for the impact of the standard.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$72,500	$160,220	$195,443	$258,415
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,343	3,185	3,766	5,193
Net income attributable to noncontrolling interests in consolidated property partnerships	4,079	3,485	16,020	14,318
Depreciation and amortization of real estate assets	68,078	63,640	268,045	249,882
Gains on sales of depreciable real estate	(29,633)	(142,926)	(36,802)	(142,926)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,849)	(6,274)	(27,994)	(24,391)
Funds From Operations (1)(2)	$109,518	$81,330	$418,478	$360,491
Weighted average common shares/units outstanding – basic (3)	109,138	103,892	106,342	103,167
Weighted average common shares/units outstanding – diluted (4)	109,872	104,524	106,991	103,677
FFO per common share/unit – basic (1)	$1.00	$0.78	$3.94	$3.49
FFO per common share/unit – diluted (1)	$1.00	$0.78	$3.91	$3.48
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$109,518	$81,330	$418,478	$360,491
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(36,941)	(35,474)	(123,395)	(110,540)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,243)	(4,749)	(19,190)	(18,429)
Net effect of straight-line rents	(23,122)	(12,199)	(75,323)	(26,811)
Amortization of net below market rents (6)	(2,965)	(2,101)	(9,206)	(9,748)
Amortization of deferred financing costs and net debt discount/premium	516	1,068	1,427	1,884
Non-cash executive compensation expense (7)	7,180	21,133	28,503	40,034
Other lease related adjustments, net and leasing costs (8)	9,300	(1,494)	11,448	2,507
Adjustments attributable to noncontrolling interests in consolidated property partnerships	6,200	4,278	16,082	8,652
Funds Available for Distribution (1)	$65,443	$51,792	$248,824	$248,040

________________________

(1)
See page 34 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.2 million and $4.7 million for the three months ended December 31, 2019 and 2018, respectively, and $19.2 million and $18.4 million for the year ended December 31, 2019 and 2018, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits.

(8)	Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences and leasing costs.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP Net Cash Provided by Operating Activities	$85,131	$104,930	$386,521	$422,145
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(36,941)	(35,474)	(123,395)	(110,540)
Loss on early extinguishment of debt	—	(11,823)	—	(11,823)
Preferred dividends	—	—	—	—
Depreciation of non-real estate furniture, fixtures and equipment	(1,435)	(1,221)	(5,085)	(4,400)
Provision for uncollectible tenant receivables	—	(487)	—	(5,520)
Net changes in operating assets and liabilities (1)	19,678	(14,356)	4,427	(29,412)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(649)	(1,996)	(11,912)	(15,739)
Cash adjustments related to investing and financing activities	(341)	394	(1,732)	(8,496)

Funds Available for Distribution(2)	$65,443	$51,792	$248,824	$248,040

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 34 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2019 (2)	2018 As Reported	2018 As Adjusted (3)	% Change 2019 vs. 2018 As Adjusted	2019 (2)	2018 As Reported	2018 As Adjusted (3)	% Change 2019 vs. 2018 As Adjusted
Operating Revenues:
Rental income	$184,011	$166,957	$169,441	8.6%	$710,917	$656,631	$651,465	9.1%
Tenant reimbursements	33,129	20,511	24,548	35.0%	115,555	80,982	96,692	19.5%
Other property income	3,095	3,374	1,919	61.3%	10,982	9,685	9,166	19.8%
Total operating revenues	220,235	190,842	195,908	12.4%	837,454	747,298	757,323	10.6%
Operating Expenses:
Property expenses	42,044	34,386	38,423	9.4%	160,037	133,787	149,497	7.1%
Real estate taxes	21,534	18,399	17,952	20.0%	78,097	70,820	68,980	13.2%
Provision for bad debts	—	(1,029)	—	—%	—	5,685	—	—%
Ground leases	1,978	1,450	1,897	4.3%	8,113	6,176	8,016	1.2%
Total operating expenses	65,556	53,206	58,272	12.5%	246,247	216,468	226,493	8.7%
Net Operating Income	$154,679	$137,636	$137,636	12.4%	$591,207	$530,830	$530,830	11.4%

________________________

(1)	Please refer to page 32 for Management Statements on Net Operating Income and page 37 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.

(2)
Effective January 1, 2019, the Company adopted ASC 842 “Leases,” which required the following changes for all periods beginning and subsequent to January 1, 2019. In accordance with the adoption of the new standard under the modified retrospective method, previously reported periods are not restated for the impact of the standard.

- All lease related revenue required to be reported as a single component within rental income. For the three months ended December 31, 2019, rental income includes $33.1 million of tenant reimbursements and $0.4 million of gross lease termination fees. For the year ended December 31, 2019, rental income includes $115.6 million of tenant reimbursements and $10.9 million of gross lease termination fees. For this analysis, tenant reimbursements have been broken out from rental income for comparison purposes.
- Rental income to be presented net of provision for bad debts. For the three months and year ended December 31, 2019, rental income includes provision for bad debts of $0.3 million and a recovery of provision for bad debts of $2.9 million, respectively.
- All property expenses paid directly by the Company and reimbursed by the tenant to be presented on a gross basis. For the three months and year ended December 31, 2019, rental income and property expenses both include $3.8 million and $13.9 million, respectively, of additional tenant reimbursements and the related property expenses, which were previously shown net in property expenses in prior periods. This change has no impact to net income, Net Operating Income or Funds From Operations.
- Non-tenant parking income to be presented in other property income instead of rental income since recognized under ASC 606 “Revenue from Contracts with Customers” and outside the scope of ASC 842 “Leases.”
- Real estate taxes for properties where the Company is a lessee under ground leases to be presented in ground leases instead of real estate taxes. For the three months and year ended December 31, 2019, ground leases includes $0.5 million and $1.9 million, respectively, of property taxes for properties where the Company is a lessee.

(3)
The components of Net Operating Income for the three months and year ended December 31, 2018 have been presented as if we adopted ASC 842 “Leases” effective January 1, 2018 for comparison purposes. For this analysis, tenant reimbursements have been broken out from rental income for comparison purposes. For the three months and year ended December 31, 2018 as adjusted, rental income includes $3.0 million and $7.3 million, respectively, of lease termination fees.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted
Total Same Store Portfolio
Office Portfolio
Number of properties	88	88	88		88	88	88
Square Feet	12,673,967	12,673,967	12,673,967		12,673,967	12,673,967	12,673,967
Percent of Stabilized Portfolio	94.0%	95.8%	95.8%		94.0%	95.8%	95.8%
Average Occupancy	93.6%	94.5%	94.5%		93.7%	94.3%	94.3%

Operating Revenues: (3)
Rental income	$159,873	$152,350	$154,531	3.5%	$633,758	$610,363	$605,057	4.7%
Tenant reimbursements	23,398	18,332	22,025	6.2%	93,814	73,083	87,411	7.3%
Other property income	2,345	3,163	1,870	25.4%	9,051	9,241	8,886	1.9%
Total operating revenues	185,616	173,845	178,426	4.0%	736,623	692,687	701,354	5.0%
Operating Expenses: (3)
Property expenses	36,653	31,428	35,121	4.4%	144,417	123,235	137,562	5.0%
Real estate taxes	15,491	16,188	15,740	(1.6)%	64,441	63,933	62,094	3.8%
Provision for bad debts	—	(889)	—	—%	—	5,661	—	—%
Ground leases	1,818	1,450	1,897	(4.2)%	7,953	6,176	8,016	(0.8)%
Total operating expenses	53,962	48,177	52,758	2.3%	216,811	199,005	207,672	4.4%
GAAP Net Operating Income	$131,654	$125,668	$125,668	4.8%	$519,812	$493,682	$493,682	5.3%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted	2019	2018	2018 As Adjusted (2)	% Change 2019 vs. 2018 As Adjusted
Total operating revenues	$171,527	$161,559	$165,252	3.8%	$667,366	$646,495	$660,822	1.0%
Total operating expenses	53,979	49,067	52,760	2.3%	216,859	193,343	207,670	4.4%
Cash Net Operating Income	$117,548	$112,492	$112,492	4.5%	$450,507	$453,152	$453,152	(0.6)%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2018 and still owned and included in the stabilized portfolio as of December 31, 2019. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.

(2)	The components of Net Operating Income for the three months and year ended December 31, 2018 have been presented as if we adopted ASC 842 “Leases” effective January 1, 2018 for comparison purposes.

(3)
Please refer to page 10 for our Net Operating Income and a description of the changes made and their impact on our consolidated statements of operations effective January 1, 2019 upon adoption of ASC 842 “Leases.” For this analysis, tenant reimbursements have been broken out from rental income. For the three months and year ended December 31, 2019, rental income includes gross lease termination fees of $0.3 million and $5.5 million, respectively. For the three months and year ended December 31, 2018 as adjusted, rental income includes lease termination fees of $2.8 million and $7.0 million, respectively. For our same store portfolio, the gross-up presentation of property expenses paid directly by the Company and reimbursed by the tenant increased tenant reimbursements and property expenses by $3.0 million and $12.0 million for the three months and year ended December 31, 2019, respectively. The impact of all other changes from the adoption of ASC 842 was the same for our consolidated portfolio and our same store portfolio.

(4)	Please refer to page 37 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	12/31/2019	9/30/2019 (1)	12/31/2019
Greater Los Angeles
Culver City	19	0.5%	1.1%	151,908	100.0%	N/A	100.0%
El Segundo	5	5.0%	8.1%	1,093,050	97.6%	98.0%	97.6%
Hollywood	6	6.8%	6.0%	806,557	98.7%	98.6%	99.2%
Long Beach	7	3.1%	7.1%	951,617	93.2%	93.3%	97.0%
West Hollywood	4	1.8%	1.3%	178,699	95.4%	92.2%	98.5%
West Los Angeles	10	6.7%	6.3%	844,151	90.0%	90.4%	92.8%
Total Greater Los Angeles	51	23.9%	29.9%	4,025,982	95.2%	95.1%	96.9%
San Diego County
Del Mar	14	7.8%	10.0%	1,352,289	92.2%	93.4%	94.7%
I-15 Corridor	5	1.3%	4.0%	540,892	81.3%	80.8%	87.3%
Point Loma	1	0.5%	0.8%	107,456	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.4%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	9.8%	15.2%	2,048,483	89.7%	90.4%	93.0%
San Francisco Bay Area
Menlo Park	7	3.5%	2.8%	378,358	87.1%	100.0%	87.1%
Mountain View	4	4.8%	4.0%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.8%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.0%	2.6%	347,269	100.0%	100.0%	100.0%
San Francisco	10	32.3%	24.9%	3,357,103	93.1%	81.8%	98.0%
South San Francisco	3	1.3%	1.1%	145,530	100.0%	100.0%	100.0%
Sunnyvale	4	5.5%	4.9%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	32	53.2%	41.5%	5,599,540	95.0%	89.1%	97.9%
Greater Seattle
Bellevue	2	6.3%	6.8%	917,027	96.9%	97.1%	97.8%
Lake Union	6	6.8%	6.6%	884,763	98.6%	97.4%	100.0%
Total Greater Seattle	8	13.1%	13.4%	1,801,790	97.7%	97.2%	98.9%
TOTAL STABILIZED OFFICE PORTFOLIO	112	100.0%	100.0%	13,475,795	94.6%	92.1%	97.0%

				Total No. of Units	Average Residential Occupancy
STABILIZED RESIDENTIAL PROPERTY		Submarket	Buildings		Quarter-to-Date	Year-to-Date
Greater Los Angeles
1550 N. El Centro Avenue		Hollywood	1	200	95.2%	82.4%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
93.3%	93.3%
________________________

(1)	Represents occupancy for properties in the stabilized portfolio as of the date presented, including properties sold subsequent to the date presented.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	151,908	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Pacific Coast Highway	El Segundo	244,136	92.9%
999 N. Pacific Coast Highway	El Segundo	128,588	93.4%
1500 N. El Centro Avenue	Hollywood	104,504	100.0%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	100.0%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	96.8%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	92.5%
3780 Kilroy Airport Way	Long Beach	221,452	81.5%
3800 Kilroy Airport Way	Long Beach	192,476	100.0%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	91.4%
8560 W. Sunset Boulevard	West Hollywood	71,875	100.0%
8570 W. Sunset Boulevard	West Hollywood	43,603	98.1%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	86.8%
12100 W. Olympic Boulevard	West Los Angeles	152,048	87.8%
12200 W. Olympic Boulevard	West Los Angeles	150,832	89.5%
12233 W. Olympic Boulevard	West Los Angeles	151,029	86.9%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	34.9%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	100.0%
501 Santa Monica Boulevard	West Los Angeles	76,803	97.8%
Total Greater Los Angeles		4,025,982	95.2%

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	89,272	50.1%
12390 El Camino Real	Del Mar	70,140	100.0%
12348 High Bluff Drive	Del Mar	38,806	80.8%
12770 El Camino Real	Del Mar	73,032	66.1%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	71.2%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	54,960	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	100.0%
13500 Evening Creek Drive North	I-15 Corridor	137,658	43.0%
13520 Evening Creek Drive North	I-15 Corridor	146,701	84.4%
2305 Historic Decatur Road	Point Loma	107,456	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,048,483	89.7%

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	70.8%
4300 Bohannon Drive	Menlo Park	63,079	48.8%
4400 Bohannon Drive	Menlo Park	48,146	93.3%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%
100 Hooper Street	San Francisco	394,340	87.6%
100 First Street	San Francisco	467,095	97.5%
303 Second Street	San Francisco	784,658	78.8%
201 Third Street	San Francisco	346,538	99.2%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	100,850	100.0%
301 Brannan Street	San Francisco	82,834	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
345 Brannan Street	San Francisco	110,050	99.7%
350 Mission Street	San Francisco	455,340	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%
Total San Francisco Bay Area		5,599,540	95.0%

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	97.1%
10900 NE 4th Street	Bellevue	428,557	96.7%
837 N. 34th Street	Lake Union	112,487	91.8%
701 N. 34th Street	Lake Union	141,860	97.5%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		1,801,790	97.7%

TOTAL		13,475,795	94.6%

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	20	12	560,794	75,463	21.7%	$67.18	$6.55	35.6%	19.6%	123
Year to Date	70	58	1,440,649	867,514	35.5%	50.49	6.45	41.1%	18.4%	94

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (4)		Square Feet (4)		TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (5)	18	12	168,754	75,463	$68.28	$10.37	35.9%	17.4%	79
Year to Date (6)	70	58	964,247	867,514	59.01	8.64	52.3%	29.6%	82

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months and year ended December 31, 2019, including first and second generation space, net of month-to-month leases.

(3)
Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs required to be expensed under ASC 842 “Leases” effective January 1, 2019.

(4)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months and year ended December 31, 2019, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(5)	During the three months ended December 31, 2019, 15 new leases totaling 153,574 square feet were signed but not commenced as of December 31, 2019.

(6)	During the year ended December 31, 2019, 34 new leases totaling 644,176 square feet were signed but not commenced as of December 31, 2019.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$12,878	$4,698	$1,366	$5,047	$1,767

Tenant Improvements & Leasing Commissions (2)	13,106	5,214	2,592	1,303	3,997

Total	$25,984	$9,912	$3,958	$6,350	$5,764

	Total 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$16,715	$5,740	$4,526	$2,447	$4,002

Tenant Improvements & Leasing Commissions (2)	106,680	31,201	26,912	30,986	17,581

Total	$123,395	$36,941	$31,438	$33,433	$21,583

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2020 (2)	82	965,896	7.7%	$42,648	6.6%	$44.15
2021 (2)	80	843,494	6.8%	36,461	5.6%	43.23
2022	62	749,273	6.0%	32,488	5.1%	43.36
2023	77	1,227,648	9.7%	64,992	10.1%	52.94
2024	56	998,249	8.0%	47,378	7.4%	47.46
2025	40	595,671	4.8%	28,654	4.4%	48.10
2026	29	1,472,010	11.8%	64,970	10.1%	44.14
2027	26	1,213,390	9.7%	49,585	7.7%	40.86
2028	19	913,920	7.3%	57,213	8.9%	62.60
2029	9	735,331	5.9%	41,517	6.4%	56.46
2030 and beyond	35	2,811,792	22.3%	178,569	27.7%	63.51
Total (3)	515	12,526,674	100.0%	$644,475	100.0%	$51.45

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of December 31, 2019 but not yet commenced, the 2020 and 2021 expirations would be reduced by 267,449 and 173,267 square feet, respectively.

(3)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2019, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2019.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2020	Greater Los Angeles	49	434,475	3.5%	$18,226	2.8%	$41.95
	San Diego	16	203,510	1.6%	8,266	1.3%	40.62
	San Francisco Bay Area	14	241,096	1.9%	13,662	2.1%	56.67
	Greater Seattle	3	86,815	0.7%	2,494	0.4%	28.73
	Total	82	965,896	7.7%	$42,648	6.6%	$44.15

2021	Greater Los Angeles	46	285,425	2.4%	$11,636	1.8%	$40.77
	San Diego	14	289,457	2.3%	11,635	1.8%	40.20
	San Francisco Bay Area	11	239,259	1.9%	12,245	1.9%	51.18
	Greater Seattle	9	29,353	0.2%	945	0.1%	32.19
	Total	80	843,494	6.8%	$36,461	5.6%	$43.23

2022	Greater Los Angeles	43	364,157	2.9%	$16,471	2.6%	$45.23
	San Diego	8	204,237	1.7%	7,024	1.1%	34.39
	San Francisco Bay Area	6	115,111	0.9%	6,551	1.0%	56.91
	Greater Seattle	5	65,768	0.5%	2,442	0.4%	37.13
	Total	62	749,273	6.0%	$32,488	5.1%	$43.36

2023	Greater Los Angeles	39	356,235	2.8%	$18,775	2.9%	$52.70
	San Diego	12	194,032	1.5%	8,097	1.3%	41.73
	San Francisco Bay Area	20	583,769	4.7%	34,870	5.4%	59.73
	Greater Seattle	6	93,612	0.7%	3,250	0.5%	34.72
	Total	77	1,227,648	9.7%	$64,992	10.1%	$52.94

2024	Greater Los Angeles	31	432,410	3.5%	$19,537	3.0%	$45.18
	San Diego	6	120,426	1.0%	4,283	0.7%	35.57
	San Francisco Bay Area	11	239,751	1.9%	15,807	2.5%	65.93
	Greater Seattle	8	205,662	1.6%	7,751	1.2%	37.69
	Total	56	998,249	8.0%	$47,378	7.4%	$47.46

2025 and Beyond	Greater Los Angeles	51	1,820,884	14.5%	$79,401	12.3%	$43.61
	San Diego	26	797,132	6.4%	37,815	5.8%	47.44
	San Francisco Bay Area	51	3,855,673	30.8%	251,931	39.1%	65.34
	Greater Seattle	30	1,268,425	10.1%	51,361	8.0%	40.49
	Total	158	7,742,114	61.8%	$420,508	65.2%	$54.31

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2020 and 2021
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2020:
Q1 2020	22	267,266	2.1%	$11,884	1.8%	$44.47
Q2 2020	14	149,409	1.2%	7,121	1.1%	47.66
Q3 2020	23	195,045	1.6%	6,871	1.1%	35.23
Q4 2020	23	354,176	2.8%	16,772	2.6%	47.35
Total 2020 (2)	82	965,896	7.7%	$42,648	6.6%	$44.15

2021:
Q1 2021	19	178,569	1.4%	$7,094	1.1%	$39.73
Q2 2021	20	107,172	0.9%	4,038	0.6%	37.68
Q3 2021	21	388,235	3.1%	18,950	2.9%	48.81
Q4 2021	20	169,518	1.4%	6,379	1.0%	37.63
Total 2021 (2)	80	843,494	6.8%	$36,461	5.6%	$43.23

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of December 31, 2019 but not yet commenced, the 2020 and 2021 expirations would be reduced by 267,449 and 173,267 square feet, respectively.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
Dropbox, Inc.(3)	San Francisco Bay Area	$45,709	606,507	7.1%	4.5%
GM Cruise, LLC	San Francisco Bay Area	36,337	374,618	5.6%	2.8%
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	4.6%	4.9%
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	513,111	4.3%	3.8%
salesforce.com, inc.	San Francisco Bay Area	24,076	451,763	3.7%	3.4%
DIRECTV, LLC	Greater Los Angeles	23,152	684,411	3.6%	5.1%
Box, Inc.	San Francisco Bay Area	22,441	371,792	3.5%	2.8%
Okta, Inc.	San Francisco Bay Area	17,122	207,066	2.7%	1.5%
Riot Games, Inc.	Greater Los Angeles	15,514	251,509	2.4%	1.9%
Synopsys, Inc.	San Francisco Bay Area	15,492	340,913	2.4%	2.5%
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	2.1%	1.6%
DoorDash, Inc.	San Francisco Bay Area	13,531	135,137	2.1%	1.0%
Amazon.com	Greater Seattle	12,397	277,399	1.9%	2.1%
Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,350	1.9%	1.0%
Concur Technologies	Greater Seattle	10,643	288,322	1.7%	2.1%

Total Top Fifteen Tenants		$320,078	5,512,701	49.6%	41.0%

________________________

(1)	The information presented is as of December 31, 2019.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)
During the year ended December 31, 2019, the Company completed construction and commenced revenue recognition on its lease with Dropbox, Inc. for the first two phases of The Exchange on 16th, which represent approximately 80% of the 750,000 square foot development project located in San Francisco’s Mission Bay district.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

2019 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
None

2nd Quarter
None

3rd Quarter
None

4th Quarter
3101-3243 La Cienega Boulevard, Culver City, CA (2)	Culver City	October	19	151,908	$186.0

TOTAL			19	151,908	$186.0

________________________

(1)	Excludes acquisition-related costs.

(2)	This office campus is 100% leased to creative tenants. The Company plans to significantly increase the square footage of the campus through redevelopment over time.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

2019 Dispositions
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
2829 Townsgate Road, Thousand Oaks, CA	101 Corridor	May	1	84,098	$18.3

3rd Quarter
None

4th Quarter
2211 Michelson Drive, Irvine, CA	Orange County	October	1	271,556	115.5

TOTAL DISPOSITIONS			2	355,654	$133.8

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 37, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Stabilized Office Development Projects and Completed Residential Development Projects
($ in millions)

STABILIZED OFFICE DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Occupied

1st Quarter
None

2nd Quarter
100 Hooper (1)	San Francisco	4Q 2016	2Q 2018	$275.0	394,340	100%

3rd Quarter
None

4th Quarter
None

TOTAL:				$275.0	394,340	100%

COMPLETED RESIDENTIAL DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Number of Units	% Leased (2)

1st Quarter
None

2nd Quarter
None

3rd Quarter
One Paseo - Residential Phase I (3)	Del Mar	4Q 2016	3Q 2019	$145.0	237	63%

4th Quarter
None

TOTAL:				$145.0	237	63%

____________________

(1)	The project is comprised of 311,859 square feet of office and 82,481 square feet of PDR space. The office component is 100% occupied by Adobe and the PDR component is 86% leased and 41% occupied.

(2)	Represents the % leased as of the date of this report.

(3)	Phase I of the project was completed mid-September 2019.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2019 (3)	Total Project % Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
San Francisco Bay Area
The Exchange on 16th (4)	San Francisco	2Q 2015	3Q 2020	750,000	$585.0	$534.7	100%	82%
Mixed-Use
San Diego County
One Paseo - Retail	Del Mar	4Q 2016	1Q 2020	96,000	100.0	98.2	100%	89%

TOTAL:				846,000	$685.0	$632.9	100%	83%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2019 (3)	Office % Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase I	South San Francisco	1Q 2019	4Q 2021	656,000	$570.0	$151.1	100%
San Diego County
9455 Towne Centre Drive (5)	University Towne Center	1Q 2019	1Q 2021	160,000	110.0	52.6	100%
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2022	635,000	410.0	274.8	100%
Mixed-Use
Greater Los Angeles
Netflix // On Vine - Office	Hollywood	1Q 2018	1Q 2021	355,000	300.0	195.7	100%
Living // On Vine - Residential	Hollywood	4Q 2018	4Q 2020	193 Resi Units	195.0	126.2	N/A
San Diego County
2100 Kettner	Little Italy	3Q 2019	1Q 2022	200,000	140.0	37.2	—%
One Paseo - Residential Phases II and III (6)	Del Mar	4Q 2016	2Q 2020	371 Resi Units	230.0	221.6	N/A
One Paseo - Office	Del Mar	4Q 2018	2Q 2021	285,000	205.0	154.6	80%

TOTAL:					$2,160.0	$1,213.8	89%

________________________

(1)	Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

(2)
For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope.

(3)
Represents costs incurred as of December 31, 2019, excluding accrued liabilities recorded in accordance with GAAP. Upon adoption of ASC 842 “Leases” effective January 1, 2019, also excludes leasing overhead.

(4)	During the fourth quarter of 2019, the Company delivered and commenced revenue recognition on Phase II of the project, representing approximately 30% of the project, including retail space.

(5)	In December 2019, the Company executed a long-term lease with a major technology company for 100% of the project.

(6)	Phase I of the project, comprised of 237 units, was completed mid-September 2019.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 12/31/2019 (2)

San Diego County
Santa Fe Summit – Phases II and III	56 Corridor	600,000 - 650,000	$78.7
1335 Broadway & 901 Park Boulevard	East Village	TBD	45.0
San Francisco Bay Area
Kilroy Oyster Point - Phases II - IV	South San Francisco	1,750,000 - 1,900,000	312.5
Flower Mart	SOMA	2,300,000	357.6
Greater Seattle
Seattle CBD Project	Seattle CBD	TBD	131.0
TOTAL:			$924.7

________________________

(1)
The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.

(2)	Represents costs incurred as of December 31, 2019, excluding accrued liabilities recorded in accordance with GAAP.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Capital Structure
As of December 31, 2019
($ in thousands)

	Shares/Units December 31, 2019	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)(2)
Unsecured Line of Credit		$245,000	1.9%
Unsecured Term Loan Facility		150,000	1.2%
Unsecured Senior Notes due 2023		300,000	2.4%
Unsecured Senior Notes due 2024		425,000	3.4%
Unsecured Senior Notes due 2025		400,000	3.1%
Unsecured Senior Notes Series A & B due 2026		250,000	2.0%
Unsecured Senior Notes due 2028		400,000	3.1%
Unsecured Senior Notes due 2029		400,000	3.1%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.0%
Unsecured Senior Notes due 2030		500,000	4.0%
Secured Debt		259,502	2.1%
Total Debt		$3,579,502	28.3%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
Common limited partnership units outstanding (4)	2,023,287	$169,754	1.3%
Shares of common stock outstanding (5)	106,016,287	8,894,766	70.4%
Total Equity and Noncontrolling Interests in the Operating Partnership		$9,064,520	71.7%
TOTAL MARKET CAPITALIZATION		$12,644,022	100.0%

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(2)	As of December 31, 2019, there was no outstanding balance on the unsecured revolving credit facility.

(3)	Value based on closing share price of $83.90 as of December 31, 2019.

(4)	Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

(5)	Shares of common stock outstanding exclude 3,147,110 shares of common stock sold under forward equity sale agreements under our ATM program that remained to be settled as of December 31, 2019.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Debt Analysis
As of December 31, 2019

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	92.8%	3.8%	6.8
Secured Debt	7.2%	3.9%	7.1
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	11.0%	2.8%	2.6
Fixed-Rate Debt	89.0%	3.9%	7.3

Stated Interest Rate		3.8%	6.8

GAAP Effective Rate		3.8%

GAAP Effective Rate Including Debt Issuance Costs		4.0%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2019
Unsecured Credit and Term Loan Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	31%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	2.90x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.95x

Unsecured Senior Notes due 2023, 2024, 2025, 2028, 2029 and 2030 (as defined in the Indentures):
Total debt to total asset value	less than 60%	37%
Interest coverage	greater than 1.5x	10.8x
Secured debt to total asset value	less than 40%	3%
Unencumbered asset pool value to unsecured debt	greater than 150%	279%

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	Maturity Date	2020	2021	2022	2023	2024	After 2024	Total (1)

Unsecured Debt:
Floating	2.76%	7/31/2022			$245,000				$245,000
Floating	2.85%	7/31/2022			150,000				150,000
Fixed	3.80%	1/15/2023				300,000			300,000
Fixed	3.45%	12/15/2024					425,000		425,000
Fixed	4.38%	10/1/2025						400,000	400,000
Fixed	4.30%	7/18/2026						50,000	50,000
Fixed	4.35%	10/18/2026						200,000	200,000
Fixed	3.35%	2/17/2027						175,000	175,000
Fixed	4.75%	12/15/2028						400,000	400,000
Fixed	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	8/15/2029						400,000	400,000
Fixed	3.05%	2/15/2030						500,000	500,000

Total unsecured debt	3.77%		—	—	395,000	300,000	425,000	2,200,000	3,320,000

Secured Debt:
Fixed	3.57%	12/1/2026	3,224	3,341	3,462	3,587	3,718	152,668	170,000
Fixed	4.48%	7/1/2027	1,913	2,001	2,092	2,188	2,288	79,020	89,502

Total secured debt	3.88%		5,137	5,342	5,554	5,775	6,006	231,688	259,502

Total	3.78%		$5,137	$5,342	$400,554	$305,775	$431,006	$2,431,688	$3,579,502

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 3, 2020 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI after the adoption of the new lease accounting standard ASC 842 as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). The Company defines NOI prior to the adoption of the new lease accounting standard ASC 842 as follows: consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2018 and still owned and included in the stabilized portfolio as of December 31, 2019. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net Income Available to Common Stockholders	$72,500	$160,220	$195,443	$258,415
Net income attributable to noncontrolling common units of the Operating Partnership	1,343	3,185	3,766	5,193
Net income attributable to noncontrolling interests in consolidated property partnerships	4,079	3,485	16,020	14,318
Net Income	77,922	166,890	215,229	277,926
Adjustments:
General and administrative expenses	22,365	33,872	88,139	90,471
Leasing costs	2,016	—	7,615	—
Depreciation and amortization	69,513	64,860	273,130	254,281
Interest income and other net investment (gain) loss	(1,436)	1,706	(4,641)	559
Interest expense	13,932	12,436	48,537	49,721
Loss on early extinguishment of debt	—	12,623	—	12,623
Gain on sales of land	—	(11,825)	—	(11,825)
Gains on sales of depreciable operating properties	(29,633)	(142,926)	(36,802)	(142,926)
Net Operating Income, as defined (1)	154,679	137,636	591,207	530,830
Wholly-Owned Properties	135,460	119,984	512,281	460,669
Consolidated property partnerships: (2)
100 First Street (3)	5,914	3,696	23,890	15,306
303 Second Street (3)	7,568	8,312	31,787	31,943
Crossing/900 (4)	5,737	5,644	23,249	22,912
Net Operating Income, as defined (1)	154,679	137,636	591,207	530,830
Non-Same Store GAAP Net Operating Income (5)	(23,025)	(11,968)	(71,395)	(37,148)
Same Store GAAP Net Operating Income	131,654	125,668	519,812	493,682
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(14,089)	(12,286)	(69,257)	(46,192)
GAAP Operating Expenses Adjustments, net (7)	(17)	(890)	(48)	5,662
Same Store Cash Net Operating Income	$117,548	$112,492	$450,507	$453,152

________________________

(1)	Please refer to pages 32-33 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)	For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of three office properties we acquired in the first quarter of 2018, one office property we acquired in the fourth quarter of 2018, eleven properties disposed of during the fourth quarter of 2018, one office property disposed of during the second quarter of 2019, one office property we acquired in the third quarter of 2019, our completed residential development that is not yet stabilized and our in-process and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and the provision for bad debts.

Kilroy Realty Corporation
Fourth Quarter 2019 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2019	2018
Net Income Available to Common Stockholders	$72,500	$160,220
Interest expense	13,932	12,436
Depreciation and amortization	69,513	64,860
Loss on early extinguishment of debt	—	12,623
Net income attributable to noncontrolling common units of the Operating Partnership	1,343	3,185
Net income attributable to noncontrolling interests in consolidated property partnerships	4,079	3,485
Gains on sales of depreciable operating properties	(29,633)	(142,926)
EBITDA, as adjusted (1)	$131,734	$113,883

________________________

(1)
Please refer to page 33 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.